UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
January 6, 2011 (December 31, 2010)
HOLLY ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification Number)
100 Crescent Court, Suite 1600, Dallas, Texas 75201-6915
(Address of Principal Executive Offices)
(214) 871-3555
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On December 31, 2010, HEP Tulsa LLC (“HEP Tulsa”), a subsidiary of Holly Energy Partners, L.P. (the “Partnership”) entered into an Amendment to Tulsa Refinery Interconnects Term Sheet (the “Amendment”) with Holly Refining & Marketing — Tulsa LLC (“Holly Tulsa”), a subsidiary of Holly Corporation (“Holly”), the entity that controls the Partnership’s general partner. Under the original Tulsa Refinery Interconnects Term Sheet, if the parties were unable to mutually agree upon definitive documents regarding the transaction described in that term sheet by December 31, 2010, Holly Tulsa would be required to complete the projects and reimburse HEP Tulsa for costs it incurred in connection with the projects, and HEP Tulsa would be required to convey any interest it has in such projects to Holly Tulsa. The Amendment extends the date to enter into definitive documents to March 31, 2011.
     The description of the Amendment is qualified by reference to the copy of the Amendment filed as Exhibit 10.1 to this report, which is incorporated herein by reference in its entirety.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Tulsa Refinery Interconnects Term Sheet dated December 31, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P., its General Partner

By:	Holly Logistic Services, L.L.C., its General Partner

By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: January 6, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Tulsa Refinery Interconnects Term Sheet dated December 31, 2010

3